Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration Nos. 2-73650, 33-50786, 333-24703, 333- 50005, 333-50827, 333-89453, 333-48420, 333-44496, and 333-48418) and Form S-3 (Registration Nos. 33-53387 and 333-100056) of H.B. Fuller Company of our report dated February 20, 2004 relating to the consolidated financial statements at November 29, 2003, and for each of the two years in the period ended November 29, 2003, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 25, 2005